SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) NOVEMBER 26, 2003
                                                        -----------------


                           NEW YORK HEALTH CARE, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



        NEW YORK                  1-12451                    11-2636089
        --------                  -------                    ----------
    (State or other       (Commission File Number)         (IRS Employer
    jurisdiction of                                        Identification
     incorporation)                                            Number)




          1850  MCDONALD  AVENUE,  BROOKLYN,  N.Y.                11223
          ----------------------------------------                -----
          (Address of Principal Executive Offices)             (Zip Code)



                         Registrant's telephone number,
                       including area code, (718) 375-6700
                                            --------------


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ITEM 5:   OTHER  EVENTS  AND  REGULATION  FD  EVENTS

     The company distributed a press release on November 26, 2003 discussing the following events:

     Dennis O'Donnell, Chief Operating Officer of the company's subsidiary, The Bio Balance Corp., has been appointed President of BioBalance.

     Paul Stark, a former director of the company and former officer of Bio Balance, and Yitzchok Grossman, a consultant to Bio Balance, have been charged in an indictment by the United States Attorney's Office in the Southern District of New York with conspiring from February 2003 thru April 2003 to artificially inflate the price and demand for the company's common stock (the indictment does not allege that there was an actual manipulation of the stock) by offering warrants to purchase 500,000 shares of the stock as an alleged bribe to an FBI undercover agent posing as a corrupt hedge fund manager. The indictment also alleges that Grossman and Stark caused the company's Board of Directors to approve the issuance of the warrants by disguising them as compensation to a Canadian company which was to perform financial advisory services for Bio Balance.

     The company's Board of Directors has initiated an independent internal investigation.

     A company press release regarding this information is attached to this report as an exhibit.

ITEM 7:   FINANCIAL  STATEMENTS  AND  EXHIBITS

          (c)     Exhibits.

          Exhibit
          Number              Description  of  Exhibit
          ------              ------------------------

          99.1 November 26, 2003 New York Health Care, Inc. press release regarding the appointment of Dennis O'Donnell as CEO of The Bio Balance Corp., and the indictment of Paul Stark and Yitzchok Grossman.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 10, 2003                     NEW YORK HEALTH CARE, INC.

                                      By:  /s/ Jacob Rosenberg
                                           -------------------
                                           Jacob Rosenberg
                                           Vice President and Chief Operating
                                           Officer, Chief Financial and
                                           Accounting Officer,  and  Secretary


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